Execution Copy AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT, dated as of June 28, 2019 (this “Amendment”), by and between TH COMMERCIAL JPM LLC (“Seller”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below). RECITALS WHEREAS, Seller and Buyer are parties to that certain Uncommitted Master Repurchase Agreement, dated as of December 3, 2015, as amended by Amendment No. 1 to Master Repurchase Agreement, dated as of June 28, 2017 (the “Existing Repurchase Agreement”; as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”); WHEREAS, in connection therewith, Seller and Buyer entered into that certain Fee and Pricing Letter, also dated as of December 3, 2015, (the “Existing Fee Letter”; as amended by that certain Amendment No. 1 to Fee and Pricing Letter, dated as of June 28, 2017, and as further amended by that certain Amendment No. 2 to Fee and Pricing Letter, dated as of the date hereof (the “Fee Letter Amendment”), and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Fee Letter”);and WHEREAS, Seller and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement shall be amended as set forth in this Amendment. NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows: SECTION 1. Amendments to Repurchase Agreement. (a) The definitions of “Maturity Date”, “Maximum Facility Amount” , “Pricing Rate”, “Pricing Rate Determination Date”, “Repurchase Date”, “Requirement of Law” and “Sanctions Laws and Regulations”, each as set forth in Article 2 of the Repurchase Agreement, are each hereby amended and restated in their entirety to read as follows: “Maturity Date” shall mean June 28, 2022 or the immediately succeeding Business Day, if such day shall not be a Business Day (the “Initial Maturity Date”), or such later date as may be in effect pursuant to Article 3(n) hereof. For the sake of clarity, the Maturity Date shall not be any date beyond June 28, 2024 (the “Final Maturity Date”). USActive 53772423.9

“Maximum Facility Amount” shall mean $350,000,000, as such amount may be increased at the request of Seller and upon the approval by Buyer, as determined in its sole discretion, in accordance with Article 3(o). “Pricing Rate” shall mean, for any Pricing Rate Period and any Purchased Asset, an annual rate equal to the sum of (i) LIBOR (or, if an Alternative Rate is in effect pursuant to Article 3(h) of this Agreement, such Alternative Rate) and (ii) the relevant Applicable Spread with respect to such Purchased Asset (or, if an Alternative Rate is in effect pursuant to Article 3(h) of this Agreement, the related Alternative Rate Spread), in each case, for the applicable Pricing Rate Period for the related Purchased Asset. The Pricing Rate shall be subject to adjustment and/or conversion as provided in the Transaction Documents or the related Confirmation. “Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period with respect to any Transaction, (a) if the related Pricing Rate is determined in reference to LIBOR, the second (2nd) London Business Day preceding the first day of such Pricing Rate Period, and (b) if the related Pricing Rate is determined in reference to an Alternative Rate, the second (2nd) Business Day preceding the first day of such Pricing Rate Period. “Repurchase Date” shall mean, with respect to a Purchased Asset, the earliest to occur of (i) three hundred sixty-four (364) days from the Purchase Date applicable to such Transaction, subject to a rolling automatic extension, effective immediately prior to each such existing Repurchase Date, which extension shall extend the Repurchase Date to the earlier to occur of (x) the date that is 364 days from the applicable anniversary of Purchase Date, and (y) the date determined pursuant to clause (vi) below; (ii) any Early Repurchase Date for the related Transaction; (iii) the date set forth in the applicable Confirmation; (iv) the Accelerated Repurchase Date; (v) the Maturity Date and (vi) the date that is two (2) Business Days prior to the maturity date of such Purchased Asset (subject to extension, if applicable, in accordance with the related Purchased Asset Documents but subject to the terms of this Agreement) or, in the case of a Participation Interest, the maturity date of the Underlying Mortgage Loan; provided, that, solely with respect to clause (vi), the settlement with respect to such Repurchase Date and Purchased Asset may occur two (2) Business Days later. “Requirement of Law” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, code, directive, ordinance, opinion, policy, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award, settlement arrangement, order, requirement or determination by agreement, consent or otherwise, of an arbitrator or a court or any Governmental Authority, foreign or domestic, whether now or hereafter enacted or in effect. -2- USActive 53772423.9

“Sanctions Laws and Regulations” shall mean economic or financial sanctions or trade embargoes enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, the U.S. Department of State or the U.S. Department of Commerce, (b) United Nations (UN), (c) the European Union (EU), (d) the State Secretariat for Economic Affairs (SECO) of Switzerland, (e) HM Treasury of the United Kingdom, or (f) the government of any other country or territory in which Seller, Guarantor, Buyer, or any Subsidiary of Guarantor or Buyer maintains regular business operations. (b) The following new defined terms “Alternative Rate Spread”, “AML Laws”, “Beneficial Ownership Certification”, “Beneficial Ownership Regulation”, “BHC Act Affiliate”, “Default Right”, “Patriot Act”, “Sanctioned Country”, “Upsize Option Fee” and “U.S. Special Resolution Regime”, are each hereby added to Article 2 of the Repurchase Agreement in correct alphabetical order: “Alternative Rate Spread” shall have the meaning specified in Article 3(h) of this Agreement. “AML Laws” shall mean any requirement of law relating to economic sanctions, terrorism, money laundering and bank secrecy, including but not limited to sanctions, prohibitions or requirements imposed by any executive order or by any sanctions program administered by OFAC, the U.S. Department of State, EO 13224 and the Patriot Act. “Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230. “BHC Act Affiliate” shall have the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. “Sanctioned Country” shall mean, at any time, a country or territory which is the subject or target of any Sanctions Laws and Regulations, Anti-Terrorism Law, or AML Law broadly restricting or prohibiting dealings with such country, territory or government (as of the Second Amendment Effective Date, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria). -3- USActive 53772423.9

“Upsize Option Fee” shall have the meaning assigned to that term in the Fee Letter. “U.S. Special Resolution Regime” shall mean each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. (c) The defined term “Anti-Money Laundering Laws”, as set forth in Article 2 of the Repurchase Agreement, is hereby deleted in its entirety. (d) A new Article 3(b)(iv)(Y) shall be added to the Repurchase Agreement in sequential order, to read in its entirety as follows: (Y) Buyer shall have received, at least five days prior to the effective date of each Transaction, all documentation and other information regarding Seller as requested in connection with applicable “know your customer” and AML Laws, including the Patriot Act, and to the extent Seller qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Seller. (e) Article 3(d) of the Repurchase Agreement shall be amended by adding the following sentence in between the first and second sentences of such clause: To the extent any additional limited liability company is formed by division of Seller (and without prejudice to Articles 10(b) and (e) of this Agreement), Seller shall cause any such additional limited liability company to sell, transfer, convey and assign to Buyer on a servicing released basis all of such additional limited liability company’s right, title and interest in and to the Purchased Asset, together with all related Servicing Rights in the same manner and to the same extent as the sale, transfer, conveyance and assignment by Seller on the Closing Date of all of Seller’s right, title and interest in and to the Purchased Asset, together with all related Servicing Rights. (f) Article 3(h) of the Repurchase Agreement shall be amended and restated in its entirety as follows: (h) If prior to the first day of any Pricing Rate Period with respect to any Transaction, (i) Buyer shall have determined in the exercise of its reasonable business judgment (which determination shall be conclusive and binding upon Seller, absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Pricing Rate Period, including, without limitation, because LIBOR is not available or published on a current basis and such circumstances are unlikely to be temporary, (ii) the administrator of the screen rate for LIBOR, the agency or authority administering LIBOR or a Governmental Authority having jurisdiction over Buyer, has made a public statement identifying a specific date after which LIBOR or the screen rate for LIBOR shall no longer be made -4- USActive 53772423.9 available, or used for determining the interest rate of loans, (iii) syndicated loans, credit facilities or repurchase facilities currently being executed, or that include language similar to that contained in this Article 3(h), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, or (iv) LIBOR determined or to be determined for such Pricing Rate Period will not adequately and fairly reflect the cost to Buyer (as determined and certified by Buyer) of making or maintaining Transactions during such Pricing Rate Period, then Buyer shall give written notice thereof to Seller as soon as practicable thereafter; provided that, Buyer shall make any determination pursuant to this Article 3(h) using the same methodology that Buyer applies in making such determination in similar agreements with all similarly situated counterparties; provided, further, that Buyer may elect to apply or not apply such rights and remedies to Buyer’s counterparties in Buyer’s sole discretion. If such notice is given, the Pricing Rate with respect to such Transaction for such Pricing Rate Period, and for any subsequent Pricing Rate Periods until such notice has been withdrawn by Buyer, shall be a per annum rate (such rate, the “Alternative Rate”), which shall be equal to the rate set forth in a floating rate index selected by Buyer in its sole discretion (the “Alternative Rate Index”), plus a spread as adjusted in Buyer’s sole discretion (the “Alternative Rate Spread”) such that the Pricing Rate in effect immediately prior to adoption of the related Alterative Rate Index is approximately equivalent to the Pricing Rate as in effect for the first Pricing Rate Period in which such Alternative Rate Index is effective; provided that such Alternative Rate determined pursuant to such Alternative Rate Index shall not be less than zero; provided further that, any Alternative Rate Index selected by Buyer pursuant to this Article 3(h) shall be the same Alternative Rate Index applied by Buyer in similar agreements with similarly situated counterparties. (g) Article 3(k)(iii) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows: (iii) shall impose on Buyer any other condition (other than with respect to Taxes); (h) Article 3(n)(i) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows: (i) Notwithstanding the definition of Maturity Date herein, upon written request of Seller prior to the then-current Maturity Date, provided that Buyer has determined that all of the extension conditions listed in clause (ii) below (collectively, the “Maturity Date Extension Conditions”) shall have been satisfied, Buyer may, in its sole discretion, agree to extend the Maturity Date for up to two consecutive periods of up to three hundred sixty-four (364) additional days each (the first such 364-day extension period (if any), the “First Extension Period” and the second 364-day extension period (if any), the “Second Extension Period” and, together with the First Extension Period, each an “Extension Period”) by giving notice to Seller of such extension; provided, that any failure by -5- USActive 53772423.9

Buyer to deliver such notice of extension to Seller within thirty (30) days from the date first received by Buyer shall be deemed a denial of Seller’s request to extend such Maturity Date. Notwithstanding anything to the contrary in this Article 3(n)(i) hereof, in no event shall the Maturity Date be extended for more than two Extension Periods and in no event shall the Final Maturity Date be after June 28, 2024. (i) Article 3(o) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows: (i) Notwithstanding the definition of Maximum Facility Amount herein, upon written request of Seller prior to the then-current Maturity Date, provided that Buyer has determined that all of the extension conditions listed in clause (ii) below (collectively, the “Upsize Option Conditions”) shall have been satisfied, Buyer may, in its sole discretion, agree to increase the Maximum Facility Amount to an amount up to $500,000,000 by giving notice to Seller of Buyer’s consent to such increase; provided, that any failure by Buyer to deliver such notice of increase to Seller within thirty (30) days from the date notice is delivered to Buyer shall be deemed a denial of Seller’s request to increase the Maximum Facility Amount. (ii) For purposes of this Article 3(o), the Upsize Option Conditions shall be deemed to have been satisfied if: (A) Buyer shall have received payment from Seller, as consideration for Buyer’s agreement to increase the Maximum Facility Amount, the Upsize Option Fee, such amount to be paid to Buyer in U.S. Dollars, in immediately available funds, without deduction, set-off or counterclaim; (B) no Margin Deficit in excess of the Minimum Transfer Amount, and no Default or Event of Default under this Agreement shall have occurred and be continuing as of the date notice is given under clause (i) above, or as of the effective date of the related increase in the Maximum Facility Amount, and no “Termination Event,” “Event of Default” or any similar event by Seller, however denominated, shall have occurred and be continuing under any Hedging Transaction; and (C) all representations and warranties (except to the extent disclosed in a Requested Exceptions Report accepted by Buyer) shall be true, correct, complete and accurate in all material respects as of the effective date of the related increase in the Maximum Facility Amount. -6- USActive 53772423.9

(j) Article 3(x) of the Repurchase Agreement is hereby amended by replacing the words “any proposed law, rule, regulation, request or directive by any governmental agency” with the words “any proposed Requirement of Law by any Governmental Authority”. (k) Article 3(y) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows: (y) [reserved]. (l) The following, new Article 3(z) is hereby added to the end of Article 3 of the Repurchase Agreement: (z) Seller shall pay to Buyer the Second Amendment Fee as and when due under the Fee Letter. (m) The penultimate sentence of Article 6(c) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows: For the avoidance of doubt, Buyer’s security interest in any particular Purchased Asset or Purchased Item shall not terminate until Seller has fully paid the related Repurchase Price. (n) Article 6(c) of the Repurchase Agreement is hereby amended to add the following three new sentences to the end thereof: Notwithstanding the foregoing, if Seller grants a Lien on any Purchased Asset in violation hereof or any other Transaction Document, Seller shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default. Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer. (o) Article 9(b)(xxvii) of the Repurchase Agreement shall be amended and restated in its entirety as follows: (xxvii) PATRIOT Act. (a) Seller and Guarantor are each in compliance, in all material respects, with the (A) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, and (B) the Patriot Act. No part of the proceeds of any Transaction will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a -7- USActive 53772423.9 political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. (b) Seller and Guarantor each agree that, from time to time upon the prior written request of Buyer, it shall (A) execute and deliver such further documents, provide such additional information and reports and perform such other acts as Buyer may reasonably request in order to insure compliance with the provisions hereof (including, without limitation, compliance with the Patriot Act and the Beneficial Ownership Regulation) and to fully effectuate the purposes of this Agreement and (B) provide such opinions of counsel concerning matters relating to this Agreement as Buyer may reasonably request; provided, however, that nothing in this Article 9(b)(xxvii)(b) shall be construed as requiring Buyer to conduct any inquiry or decreasing Seller’s responsibility for its statements, representations, warranties or covenants hereunder. In order to enable Buyer and its Affiliates to comply with any anti-money laundering program and related responsibilities including, but not limited to, any obligations under the Patriot Act and regulations thereunder, Seller and Guarantor, each on behalf of itself and its Affiliates, makes the following representations and covenants to Buyer and its Affiliates that neither Seller, nor, to Seller’s actual knowledge, any of its Affiliates, is a Prohibited Investor, and Seller is not acting on behalf of or for the benefit of any Prohibited Investor. Seller and Guarantor agree to promptly notify Buyer or a person appointed by Buyer to administer their anti-money laundering program, if applicable, of any change in information affecting this representation and covenant. (p) Article 9(b)(xxxiii) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows: (xxxiii) Anti-Money Laundering Laws. Seller and Guarantor are either (1) entirely exempt from, or (2) have otherwise fully complied with, all applicable AML Laws, by (A) establishing an adequate anti-money laundering compliance program as required by the AML Laws, (B) conducting the requisite due diligence in connection with the origination of each Purchased Asset for purposes of the AML Laws, including with respect to the legitimacy of the related obligor (if applicable) and the origin of the assets used by such obligor to purchase the property in question, and (C) maintaining sufficient information to identify the related obligor (if applicable) for purposes of the AML Laws. (q) A new Article 9(b)(xxxix) shall be added to the Repurchase Agreement in sequential order, to read in its entirety as follows: (xxxix) Beneficial Ownership. To the best knowledge of Seller, the information included in the Beneficial Ownership Certification is true and correct in all respects. -8- USActive 53772423.9

(r) Article 10(b) of the Repurchase Agreement shall be amended to add the words “including, without limitation, any effective transfer or other disposition as a result of a division of Seller” after the words “or otherwise dispose of”. (s) The words “or division” shall be added after the word “amalgamation” in Article 10(e) of the Repurchase Agreement. (t) Article 11(c) of the Repurchase Agreement shall be amended to add the following new clause (2) to the end of the existing clause (1), and re-numbering the existing clause (2) to make it clause (3): (2) to the extent any additional limited liability company is formed by division of Seller (and without prejudice to Articles 10(b) and (e) of this Agreement), Seller shall cause any such additional limited liability company to assign, pledge and grant to Buyer all of its assets, and shall cause any owner of such additional limited liability company to pledge all of the Capital Stock and any rights in connection therewith of such additional limited liability company, to Buyer in support of all Repurchase Obligations in the same manner and to the same extent as the assignment, pledge and grant by Seller of all of Seller’s assets hereunder, and in the same manner and to the same extent as the pledge by Guarantor of all of Guarantor’s right, title and interest in all of the Capital Stock of such Seller and any rights in connection therewith, in each case pursuant to the Pledge and Security Agreement, and (u) A new Article 11(ii) shall be added to the Repurchase Agreement in sequential order, to read in its entirety as follows: (ii) Seller shall promptly notify Buyer of any change in the information provided in any Beneficial Ownership Certification delivered to Buyer that would result in a change to the list of beneficial owners identified therein. (v) A new Article 29 shall be added to the Repurchase Agreement in sequential order, to read in its entirety as follows: Article 29. Recognition of the U.S. Special Resolution Regimes (a) In the event that Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Buyer of this Agreement and/or the other Transaction Documents, and any interest and obligation in or under this Agreement and/or the other Transaction Documents, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or the other Transaction Documents, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (b) In the event that Buyer or a BHC Act Affiliate of Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights -9- USActive 53772423.9

under this Agreement and/or the other Transaction Documents that may be exercised against Buyer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or the other Transaction Documents were governed by the laws of the United States or a state of the United States. SECTION 2. Conditions Precedent. This Amendment shall become effective on the date upon which all of the following has occurred: (a) this Amendment has been executed and delivered by a duly authorized officer of each of Seller and Buyer; (b) the Fee Letter Amendment has been executed and delivered by a duly authorized officer of each of Seller and Buyer; (c) Buyer has received payment from Seller of the portion of the Second Amendment Fee that is due and payable as of the date of this Amendment pursuant to the Fee Letter; and (d) Buyer has received legal opinions acceptable to Buyer and its counsel with respect to the enforceability of, and certain legal issues related to, the Repurchase Agreement and the Fee Letter, as amended by this Amendment and the Fee Letter Amendment (such date on which each of the conditions set forth in clauses (a) through (d) are satisfied, the “Effective Date”). SECTION 3. Representations and Warranties. On and as of the Effective Date and the date first above written, Seller hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in Article 9 of the Repurchase Agreement are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written or the Effective Date, in which case it shall be true and correct in all respects as of such other date). SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Transaction Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Effective Date, (a) all references in the Repurchase Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment, and (b) each reference to the “Repurchase Agreement” in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby. SECTION 5. Counterparts. This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a -10- USActive 53772423.9 signature page to this Amendment in Portable Document Format (.PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof. SECTION 6. Costs and Expenses. Seller shall pay Buyer’s reasonable actual out of pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment. SECTION 7. No Novation, Effect of Agreement. Seller and Buyer have entered into this Amendment solely to amend the terms of the Repurchase Agreement and the Fee Letter and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller under or in connection with the Repurchase Agreement, the Fee Letter or any of the other documents executed in connection therewith to which Seller is a party (the “Repurchase Documents”). It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of Seller under the Repurchase Agreement and the other Repurchase Documents are preserved, (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any such Repurchase Document shall be deemed to also reference this Amendment. SECTION 8. Submission to Jurisdiction. Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Amendment or relating in any way to this Amendment. The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Repurchase Agreement. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 8 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against any Seller or its property in the courts of other jurisdictions. -11- USActive 53772423.9

SECTION 9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT. SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF. [SIGNATURES FOLLOW] -12- USActive 53772423.9

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written. BUYER: JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States By: ~---1---=~---- -- Name: Title: Thomas N. Cassino Executive Director Amendment No. 2 to Two Harbors Master Repurchase Agreement